UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

AMERICAS ENERGY COMPANY - AECo
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50978	98-0343712
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

249 N. Peters Rd., Suite 300, Knoxville, Tennessee 37923
 (Address of Principal Executive Offices)

865-238-0668
Registrants Telephone Number

(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director - John W. Gargis

The Company accepted the resignation of John W. Gargis on June 1, 2011, effective immediately resigning his position on the Board of Directors of Americas Energy Company (AECo).

 Mr. Gargis’s resignation was not related to any matter relating to the Registrant’s operations, policies or practices.

 Mr. Gargis continues in his position as Vice President for Americas Energy Company-AECo.

The Company has identified a replacement for Mr. Gargis and appreciates the time he served on the Board.

Appointment of Director – Dr. James Liu - Age 48 -

Effective May 24, 2011, the Board of Directors of Americas Energy Company (AECo) appointed Dr. James Liu to the Board of Directors. Dr. Lui will serve until the next annual shareholders meeting.

Dr. James Liu has been working in investment and business development in mining industry in China and overseas. He was adjunct professor teaching finance and accounting at Patten University. He received his B.S. in electrical engineering from Peking University, a Ph.D.  in physics from University of North Carolina at Chapel Hill, an MBA from the University of Chicago.

He is also a Senior Director of Hanhong Mineral Resources, D., a company that recently entered into a financing agreement with Americas Energy Company –AECo.

Employment History

1996-2008:	Citibank
2009-2010:	Sperry Van Ness | Better Capital Partners
2010 - Present	Hanhong Mineral Resources, LLC

Education:
BS Electrical Engineering - Peking University
PhD. Physics - University of North Carolina at Chapel Hill
MBA 1997 - The University of Chicago

Compensation Agreement - Dr. James Liu
Dr. James Liu will also begin employment for the Company as VP of International Business Development on July 1, 2011. His employment is for a 5 year term at an annual salary rate of $120,000.  As an additional incentive Dr. Liu will receive 1,000,000 restricted common shares upon his start date of July 1, 2011.

Appointment of – CFO and Principal Financial Officer – Dr. Hong Duan  - Age 48 -

Effective May 24, 2011, the Board of Directors of Americas Energy Company (AECo) appointed Dr. Hong Duan as our CFO and as Principal Financial Officer.

Dr. Duan  has more than 20 years of experiences in investment, finance, operations, and engineering.   He was with Citibank for 12 years, where he serviced and led areas in finance, strategic planning, real estate financing, operations, and technology.

Before switching to finance, Dr. Duan worked in chemical engineering, material sciences, and physics.   He authored and co-authored many engineering and scientific essays, published by international journals.  He also a co-inventor for a technology based patent.   Dr. Duan grew up in China, earned a B.S. from the University of Science of Technology of China, MBA from The University of Chicago, and Ph.D. from the Chinese Academy of Sciences.

He is also a managing member of Hanhong Mineral Resources LLC., a subsidiary company of a company that recently entered into a financing agreement with Americas Energy Company –AECo.

Employment History

2010 - Present	Hanhong Mineral Resources, LLC
2009-2010:	Sperry Van Ness
1996-2008:	Citibank

Education:
BS 1982  University of Science and Technology of China
PhD. Physics 1988, Chinese Academy of Sciences
MBA 1997, The University of Chicago

Compensation Agreement - Dr. Hong Duan
Dr. Hong Duan began employment for the Company as Chief Financial Officer (CFO) on June 1, 2011. His employment is for a 5 year term at an annual salary rate of $120,000.  As an additional incentive Dr. Duan received 1,000,000 restricted common shares upon his start date of July 1, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Americas Energy Company-AECo

Date: June 6, 2011	By:	/s/ Christopher L. Headrick, President
Name: Christopher L. Headrick
Title: President and CEO
Principal Executive Officer